UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

MIPS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1225 Charleston Road

Mountain View, CA 94043

(Address of Principal Executive Offices, including zip code)

(650) 567-5000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2007, MIPS Technologies, Inc. (“MIPS”), Atlantic Acqco, Limitada, a company incorporated under the laws of Portugal and an indirect subsidiary of MIPS (the “Purchaser”), the shareholders of Chipidea – Microelectrónica S.A., a company incorporated under the laws of Portugal (“Chipidea”), and Espírito Santo Ventures – Sociedade de Capital de Risco, SA, as the Shareholders’ Representative, entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser has agreed to acquire all of the outstanding share capital of Chipidea (the “Acquisition”).

The purchase price for the Acquisition consists of: (i) a cash payment of US$ 147 million at the closing of the Acquisition (the “Closing”), subject to the holdback and deposit into escrow of certain amounts otherwise payable to the founders of Chipidea and the holdback and deposit into escrow of US$ 14,700,000 to satisfy indemnification claims that may arise after the Closing; and (ii) up to 610,687 shares of Common Stock of MIPS, par value $0.001 per share (or, at MIPS’ election, cash in an amount equal to the value of such shares at the time such shares are required to be issued), which shares would be issued (or cash would be paid) in early 2009 if (and only if) certain revenue targets are achieved for calendar years 2007 and 2008. In addition, the Purchaser has agreed to pay to the former shareholders of Chipidea up to a maximum of Euro 1.2 million in cash if Chipidea receives a certain grant from the Portuguese government.

To help finance the Acquisition, on August 24, 2007, MIPS entered into a revolving credit agreement with Jeffries Finance LLC, as administrative agent, collateral agent, sole lead arranger, sole bookrunner, sole syndication agent and sole underwriter (the “Agent”), and certain financial institutions party thereto (the “Credit Agreement”). The Credit Agreement provides for a $35 million senior secured credit facility that matures on August 24, 2008. Loans under the credit facility will be guaranteed by MIPS’ sole domestic subsidiary, MIPS Technologies Holding LLC, and one of MIPS’ foreign subsidiaries, MIPS Technologies AG, and will be secured by substantially all of MIPS’ and the guarantors’ assets. To help finance the Acquisition, MIPS borrowed $20 million under the credit facility.

MIPS will be required to repay the loans and reduce the commitments under the credit facility with:

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100% of the net proceeds of any sale or issuance of equity and 100% of the net proceeds of any incurrence of debt by MIPS or any of its subsidiaries (subject to certain exceptions and the ability to retain up to $20 million of the commitments in exchange for an additional facility fee);

•

100% of the net proceeds of any asset sale or other disposition (including as a result of casualty or condemnation) by MIPS or any of its subsidiaries of any assets, except for sales of inventory or obsolete or worn-out property in the ordinary course of business and subject to certain other customary exceptions (including capacity for reinvestment); and

•	an amount equal to 100% of any money held in an escrow account that has been released to MIPS or any principal prepayment of other debt.

The credit facility permits MIPS to make optional prepayments, in whole or in part, in minimum amounts, without premium or penalty, and subject to the reimbursement of lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period. Loans under the credit facility will bear interest, at MIPS’ option, at either (a) the base rate plus a margin of 1.25% or (b) the LIBOR Rate plus a margin of 2.25%.

The Credit Agreement contains customary affirmative and negative covenants, including financial covenants, and events of default that permit the Agent to accelerate MIPS’ outstanding obligations if not cured within applicable grace periods, including nonpayment of reimbursement obligations, fees or other amounts, violation of covenants, inaccuracy of representations and warranties, and default under other indebtedness, and provides for automatic acceleration upon the occurrence of bankruptcy and other insolvency events.

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On August 27, 2007, MIPS and the Purchaser completed the Acquisition pursuant to the terms and conditions of the Purchase Agreement. The Acquisition was financed with approximately $127.9 million in cash-on-hand and the net proceeds from the Credit Agreement described above.

The foregoing description of the Purchase Agreement and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Credit Agreement and the related security agreement which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, hereto, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described above, the purchase price for the Acquisition may include up to 610,687 shares of Common Stock of MIPS, par value $0.001 per share, which shares may be issued in early 2009 if (and only if) certain revenue targets are achieved for calendar years 2007 and 2008 (the “Additional Purchase Price Shares”). In the event that the revenue targets are not achieved, the number of Additional Purchase Price Shares issuable to the former shareholders of Chipidea will be reduced linearly until the revenues are 95% or less of the revenue targets, in which case, the former shareholders of Chipidea will not be entitled to any Additional Purchase Price Shares.

The Additional Purchase Price Shares, if issuable, will be issued on or prior to the later of 28 February 2009 or the date of the final resolution of any disputes regarding the calculation of the revenues and the number of Additional Purchase Price Shares issuable.

The Additional Purchase Price Shares, if any, to be issued to the former shareholders of Chipidea in connection with the Purchase Agreement, will be issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to Regulation S and Regulation D thereunder. MIPS relied upon representations, warranties, certifications and agreements of the former shareholders of Chipidea in support of the satisfaction of the conditions set forth in Regulation S and Regulation D.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Under the Purchase Agreement, MIPS has agreed to appoint José Epifânio Da Franca, a former shareholder of Chipidea, to the Board of Directors of MIPS (the “Board”) promptly after the Closing.

On August 23, 2007, at a special meeting of the Board, the Board authorized an increase in size of the Board from six (6) members to seven (7) members and to appoint José Epifânio Da Franca as a Class III director of the Company to fill the vacancy. Such appointment became effective as of the Closing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

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(d) Exhibits

2.1	Share Purchase Agreement, dated as of August 24, 2007, by and among MIPS Technologies, Inc., Atlantic Acqco, Limitada, the shareholders of Chipidea – Microelectrónica S.A. and Espírito Santo Ventures – Sociedade De Capital De Risco, SA, as the Shareholders’ Representative

10.1	Revolving Credit Agreement, dated as of August 24, 2007, by and among MIPS Technologies, Inc., the various financial institutions party thereto, and Jefferies Finance LLC, as Administrative Agent, sole bookrunner, sole lead arranger, sole syndication agent and sole underwriter

10.2	Security Agreement, dated as of August 24, 2007, by and among MIPS Technologies, Inc., MIPS Technologies Holding LLC, MIPS Technologies International AG, and each other Subsidiary of MIPS Technologies, Inc. as may from time to time become a party hereto in favor of Jefferies Finance LLC, as Collateral Agent for the Secured Parties

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2007

MIPS TECHNOLOGIES, INC. (Registrant)

By:	/s/ Mervin S. Kato
Mervin S. Kato
Chief Financial Officer and Treasurer